SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2001

           Keyport Life Insurance Company
(Exact name of registrant as specified in its charter)

        Rhode Island
(State of incorporation or organization)

33-3630, 333-1783 & 333-13609	05-0302931
(Commission File Number)	(I.R.S. Employer Identification No.)

125 High Street, Boston, Massachusetts	02110
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code:       (617) 526-1400

Item 1. Changes in Control of Registrant.

After the close of business on October 31, 2001, Liberty Financial Companies, Inc. ("LFC"), the corporate parent of Keyport Life Insurance Company ("Keyport"), completed the sale of its annuity and retail bank distribution businesses, which included Keyport, to Sun Life Assurance Company of Canada, a corporation organized in Canada "Sun Life Assurance"). Pursuant to a Stock Purchase Agreement dated as of May 2, 2001 among LFC, Liberty Financial Services, Inc. and Sun Life Assurance, Sun Life Assurance paid $1,700,500 to acquire, through wholly-owned holding companies, all of the outstanding shares of the capital stock of Keyport, Independent Financial Marketing Group, Inc. and related companies which comprised the annuity and retail bank distribution businesses of LFC. As a result of the transaction, Keyport is now an indirect wholly-owned subsidiary of Sun Life Financial Services of Canada, Inc. ("Sun Life Financial"), a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London and Philippines stock exchanges. Sun Life Assurance has informed Keyport that the sources of the funds included capital available within the Sun Life Financial group of companies plus the proceeds of both a public offering by Sun Life Financial of common stock and a hybrid securities financing arranged by Sun Life Assurance.

Item 7. Exhibits.

Exhibit 99.1 Stock Purchase Agreement dated as of May 2, 2001 among Liberty Financial Companies, Inc. ("LFC"), Liberty Financial Services, Inc. and Sun Life Assurance Company of Canada, filed as Exhibit 99.1 to the Form 8-K of LFC filed May 3, 2001, is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYPORT LIFE INSURANCE COMPANY

Date November 9, 2001	By: /s/Philip K. Polkinghorn
Philip K. Polkinghorn
Vice President